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                                                                    EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Signal Technology Corporation (the "Company") on Form 10-Q for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on May 13, 2003 (the "Report"), the undersigned officer of the Company, hereby certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the bESt of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Robert N. Nelsen
-----------------------------------

Robert N. Nelsen
Chief Financial Officer
May 13, 2003

A signed original of this written statement required by Section 906 has been provided to Signal Technology Corporation and will be retained by Signal Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.